UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

CommerceTel Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

8929 Aero Drive, Suite E
San Diego, CA 92123
 (Address of principal executive offices) (zip code)

(866)622-4261
 (Registrant’s telephone number, including area code)

4600 Lamont Street #4-327
San Diego, CA 92109-3535
(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
1140 Avenue of the Americas, 9th Floor
New York, New York 10036
Phone: (212) 584-7805
Fax: (646) 380-6899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2010, the Board of Directors of CommerceTel Corporation (the “Company”) resolved to change the Company’s fiscal year end from September 30 to December 31, effective immediately, to coincide with the fiscal year end of its wholly owned subsidiary CommerceTel Inc. that was recently acquired in a reverse acquisition (as disclosed previously on a Current Report on Form 8-K that was filed on November 8, 2010).

As a result, the Company’s next Annual Report on Form 10-K that contains financial information regarding the Company’s new business is due within 90 days after December 31, 2010.  Nevertheless, in accordance with the rules and regulations of the Securities and Exchange Commission, as a result of the completion of the reverse acquisition that occurred subsequent to its most recent fiscal year end, the Company is also required to file an Annual Report on Form 10-K for the year ended September 30, 2010 within 90 days after that date.  That report will contain the Company’s financial results prior to the reverse acquisition.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCETEL CORPORATION

December 13, 2010	By:	/s/ Dennis Becker
Chief Executive Officer